Exhibit 99.1

Omnicom Completes Acquisition of Interpublic, Forming the World’s Leading Marketing and Sales

Company, Built for Intelligent Growth in the Next Era

NEW YORK, November 26, 2025 – Omnicom (NYSE: OMC) today announced the successful completion of its acquisition of The Interpublic Group of Companies, Inc. following receipt of all necessary regulatory approvals and satisfaction of the other closing conditions. The combination creates the world’s leading marketing and sales company built for intelligent growth in the next era.

The new Omnicom unites the industry’s most comprehensive and connected portfolio of capabilities, all powered by Omni, its advanced intelligence platform. It reimagines how data, creativity, and technology combine with exceptional talent to help clients address their most critical growth priorities.

“This is a defining moment for our company and our industry,” said John Wren, Chairman and CEO of Omnicom. “With the completion of the deal, Omnicom is setting a new standard for modern marketing and sales leadership — creating stronger brands, delivering superior business outcomes, and driving sustainable growth. We’re excited about this next chapter. I want to thank our people, clients, and shareholders for the trust they have placed in us.”

Under the terms of the agreement, Interpublic shareholders received 0.344 Omnicom shares for each share of Interpublic common stock they owned. Legacy Omnicom shareholders own approximately 60.6% of the combined company and legacy Interpublic shareholders own approximately 39.4%, on a fully diluted basis. The combined company, with a pro forma combined revenue in excess of $25 billion, will trade under the OMC ticker symbol on the New York Stock Exchange.

As previously announced, John Wren remains Chairman & CEO, Phil Angelastro remains EVP & CFO, and Philippe Krakowsky and Daryl Simm serve as Co-Presidents and COOs. Philippe Krakowsky, Patrick Moore and E. Lee Wyatt Jr. have also joined the Omnicom Board of Directors. The company’s full leadership team will be announced on December 1, 2025.

About Omnicom

Omnicom (NYSE: OMC) is the world’s leading marketing and sales company, built for intelligent growth in the next era. Powered by Omni, Omnicom’s Connected Capabilities unite the company’s world-class agency brands, exceptional talent and deep domain expertise across media, commerce, precision marketing, advertising, production, health, public relations, branding and experiential to address clients’ critical growth priorities and deliver sustainable growth. For more information, visit www.omc.com.

Forward-Looking Statements

Certain statements in this press release contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Omnicom or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of Omnicom’s management as well as assumptions made by, and information currently available to, Omnicom’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Omnicom’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

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risks relating to the merger between Omnicom and IPG, including: uncertainties associated with the merger may cause a loss of both companies’ management personnel and other key employees, and cause disruptions to both companies’ business relationships and a loss of clients; Omnicom and IPG have incurred and are expected to continue to incur significant costs in connection with the merger and integration; Omnicom may not integrate the business and operations of IPG successfully in the expected time frame; the merger may result in a loss of clients, service providers, vendors, joint venture participants and other business counterparties; and the combined company may fail to realize all or some of the anticipated benefits of the merger or fail to effectively manage its expanded operations;

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adverse economic conditions and disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise Omnicom’s major markets, labor and supply chain issues affecting the distribution of Omnicom’s clients’ products, or a disruption in the credit markets;

•	international, national or local economic conditions that could adversely affect Omnicom or its clients;

•	losses on media purchases and production costs incurred on behalf of clients;

•	reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets;

•	the ability to attract new clients and retain existing clients in the manner anticipated;

•	changes in client marketing and communications services requirements;

•	failure to manage potential conflicts of interest between or among clients;

•	unanticipated changes related to competitive factors in the marketing and communications services industries;

•	unanticipated changes to, or the ability to hire and retain key personnel;

•	currency exchange rate fluctuations;

•	reliance on information technology systems and risks related to cybersecurity incidents;

•	effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence technologies and related partnerships in Omnicom’s business;

•	changes in legislation or governmental regulations affecting Omnicom or its clients;

•	risks associated with assumptions Omnicom makes in connection with its acquisitions, critical accounting estimates and legal proceedings;

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Omnicom’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries;

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risks related to Omnicom’s environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of Omnicom’s control on such goals and initiatives; and

•	other business, financial, operational and legal risks and uncertainties detailed from time to time in Omnicom’s Securities and Exchange Commission (“SEC”) filings.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect Omnicom’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Omnicom’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents filed from time to time with the SEC. Except as required under applicable law, Omnicom does not assume any obligation to update these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.